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                                   EXHIBIT 5

            Opinion of Shapiro and Olander as to the legality of the
                          securities being registered


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                                July 17, 1996







Inland Real Estate Corporation
2901 Butterfield Road
Oak Brook, Illinois  60521



Ladies and Gentlemen:



     You have requested our opinion as Maryland counsel to Inland Real Estate Corporation, a corporation organized under the laws of Maryland ("Company"), in connection with the offering by the Company to the public of 11,000,000 shares of the Company's common stock, $0.01 par value per share ("Shares").



     We have reviewed Amendment No. 1 to the Registration Statement on Form S-11 ("Amendment No. 1") and the prospectus included therein ("Prospectus") relating to the Company's issuance of shares, and in connection therewith, have examined and relied upon the originals or copies of such records, agreements, documents and other instruments, the Articles of Incorporation of the Company, as amended, the Bylaws of the Company, as amended, and the minutes of the meetings of the board of directors of the Company to date relating to the authorization and issuance of the Shares. In such examination, we have assumed, without independent verification, the genuineness of all signatures (whether original or photostat), the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as certified or photostat copies. We have assumed, without independent verification, the accuracy of the relevant facts stated therein.



     Based upon the foregoing and subject to the qualifications set forth below, we are of the opinion that, on the basis of such examination, the Shares referred to in Amendment No. 1, when issued and sold as contemplated in Amendment No. 1, will be legally issued, fully paid and non-assessable and no personal liability will attach to the ownership of such Shares.



     We hereby consent to the filing of this opinion as an exhibit to Amendment No. 1 and we consent to the reference to our firm under the caption "Legal Matters" in the Prospectus.



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Opinion Letter
Inland Real Estate Corporation
July 17, 1996
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     The foregoing opinion is being furnished to, and is solely for the benefit of the addressee named above and except with our prior consent, is not to be used, circulated, quoted, published or otherwise referred to or disseminated for any other purpose or relied upon by any person or entity other than said addressee.

                                             Very truly yours,

                                             Shapiro and Olander



                                             By:  /s/ Christopher Dean Olander
                                             ---------------------------------
                                                    Christopher Dean Olander